Exhibit 99.1
Finisar Announces Preliminary Second Quarter Results

Finisar Announces Preliminary Results Exceeding Prior Guidance
Expected Revenues Up approximately 15.7% from Prior Quarter, 65.0% from Prior Year
Sixth Consecutive Quarter of Double-Digit Sequential Revenue Growth
SUNNYVALE, Calif.— November 11, 2010—Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optics communications, today announced that, on the basis of preliminary financial results, the Company expects to report revenues in the range of $240 to $241 million for its second fiscal quarter ended October 31, 2010. Finisar’s previously communicated revenue guidance for the quarter was $215 to $230 million. The revenue results are preliminary and subject to adjustment; however, in the absence of material adjustment, second quarter revenues will set a new record for the Company and represent the sixth consecutive quarter of double-digit, sequential revenue growth.
In addition, as a result of these higher than expected revenues and the product mix experienced during the second quarter, the Company expects non-GAAP gross margin to be approximately 35.5% and non-GAAP operating margin to be approximately 16.5% to 17.0%, exceeding the previously communicated operating margin guidance of 14% to 15%. Non-GAAP earnings per share are expected to be in the range of $0.41 to $0.43 for the quarter. While a complete assessment of cost of revenues and operating expenses is not yet available, based on past experience, results under GAAP are expected to include additional non-cash and infrequently occurring charges.
ADDITIONAL PRELIMINARY HIGHLIGHTS FOR THE QUARTER
Based on the midpoint of the new expected range, second quarter revenues would represent:
•	An increase of $32.6 million, or 15.7%, compared to $207.9 million in the prior quarter; and

•	An increase of $94.8 million, or 65.0%, compared to $145.7 million in the prior fiscal year period.
Revenue growth in the second quarter as compared to the prior quarter was driven by increased demand for a broad range of LAN/SAN and metro/telecom products.
PRELIMINARY OUTLOOK
The Company indicated that it currently expects revenues for its third fiscal quarter ending January 30, 2011 to be in the range of $247 to $262 million.
CONFERENCE CALL
Finisar will discuss its financial results for the second quarter and current business outlook in greater detail during its regular quarterly conference call scheduled for Wednesday, December 1, 2010, at 2:00pm PST (5:00pm EST). To listen to the call you may connect through the Finisar

Finisar Announces Preliminary Second Quarter Results

investor relations page at http://investor.finisar.com/ or dial 1-888-211-7360 (domestic) or (913) 981-5554 (international) and enter conference ID 9676444.
An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or (719) 457-0820 and then following the prompts: enter conference ID 9676444 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company’s website until the next regularly scheduled earnings conference call.
SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. These risks include those associated with the normal quarterly financial closing process which could result in adjustments to the preliminary second quarter results contained in this release. Examples of risks that could effect expected third quarter revenues include those associated with: the uncertainty of customer demand for Finisar’s products; the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar’s business is set forth in Finisar’s annual report on Form 10-K (filed July 1, 2010) and quarterly SEC filings.
ABOUT FINISAR
Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

Investor Contact:	Press contact:
Kurt Adzema	Victoria McDonald
Chief Financial Officer	Sr.Manager,Corporate Communications
408-542-5050 or Investor.relations@finisar.com	408-542-4261 or press@finisar.com